UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 29, 2004

                                   NEXEN INC.
             (Exact name of registrant as specified in its charter)

            CANADA                      1-6702                  98-6000202
 (State or other jurisdiction    (Commission File Number)     (IRS Employer
        of incorporation)                                   Identification No.)


                              801 - 7TH AVENUE S.W.
                         CALGARY, ALBERTA, CANADA T2P 3P7
                     (Address of principal executive offices)


       Registrant's telephone number, including area code: (403) 699-4000

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                              NORTH SEA ACQUISITION

INTRODUCTION

                  On October 29, 2004 Nexen Inc. ("NEXEN") announced that a wholly-owned subsidiary of Nexen had entered into an agreement with a wholly-owned subsidiary of EnCana Corporation ("ENCANA") to acquire EnCana (U.K.) Limited ("ENCANA UK") for cash consideration of US$2.1 billion, subject to certain adjustments. EnCana UK holds all of EnCana's North Sea assets, which are described below. The acquisition is effective as of September 30, 2004 and is scheduled to close on December 1, 2004.

                  At the same time Nexen announced that it had arranged committed bridge financing facilities in an aggregate amount of U.S. $2.0 billion with The Toronto-Dominion Bank. Nexen's current cash on hand and proceeds available to it from the bridge facilities will together be sufficient to pay the purchase price and fund future development capital.

STRATEGIC RATIONALE

                  Nexen's acquisition of EnCana UK establishes Nexen's operations and opportunities in a stable, low risk, fiscally attractive jurisdiction and compliments Nexen's world-wide activities.

                  Nexen believes that the Buzzard field is a world class asset under development, and the producing fields being acquired will provide immediate cash flow to assist in financing additional North Sea growth. Nexen anticipates that EnCana UK's portfolio of exploration and exploitation prospects provide it with near and longer-term opportunities to expand production.

                  Upon completion of the acquisition, Nexen will become an important North Sea participant, with the experience and infrastructure necessary to compete for future opportunities in the North Sea.

THE ACQUIRED BUSINESS

                  Through the acquisition, Nexen will acquire EnCana UK's management, exploration, development and exploitation personnel. This team has been instrumental in establishing EnCana UK's significant North Sea business through strategic acquisitions, the discovery and development of the Buzzard field and other exploitation and exploration activities. Since January 2000, EnCana UK's North Sea production has increased to approximately 19,000 barrels of oil equivalent per day (on a six mcf of gas to one barrel of oil basis) ("boe/d"), and it has built a land portfolio of approximately 740,000 net acres.

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                  EnCana UK's staff of approximately 150 employees are located in Aberdeen, Scotland and Uxbridge, Middlesex.

                  BUZZARD FIELD

                  EnCana UK holds a 43.2% interest in the Buzzard field in the central U.K. North Sea. The field is approximately 100 kilometres north east of Aberdeen in 100 meters of water. The Buzzard field was discovered in May 2001, and in November 2003 the U.K. Department of Trade and Industry approved a field development plan for the Buzzard field.

                  Nexen believes that the Buzzard field is a world class oil discovery. The reservoir features excellent rock quality with up to 360 feet of high porosity, high permeability sands with an oil saturation of up to 94%. The crude oil is a 32o API light sour crude.

                  EnCana UK is the operator of the Buzzard field and will continue to be so after completion of the acquisition by Nexen. EnCana UK is presently implementing the Buzzard field development plan which includes construction of three fixed connected production platforms containing wellhead, production and utility facilities. The production platforms will include facilities to both produce and process oil and gas, as well as for the injection of water into the reservoir. Undersea facilities are expected to include 27 production wells, 16 water injection wells and related undersea gathering systems and pipelines.

                  The Buzzard field development plan contemplates an estimated capital expenditure of (pound)1.491 billion, of which approximately (pound)213 million had been expended through September 30, 2004. The remaining estimated capital cost of (pound)1.3 billion ((pound)560 million net to Nexen) is scheduled to be expended through the end of the economic field life.

                  As at September 30, 2004 the Buzzard facilities were approximately 40% complete. Nexen believes that the project is on time and on budget and expects production start-up at the Buzzard field to commence by the end of 2006.

                  Upon reaching full production, Nexen anticipates that the Buzzard field will produce 190,000 barrels per day (approximately 80,000 barrels per day net to Nexen) of light sour crude oil from the Upper Jurassic formation. Nexen anticipates that production from the Buzzard field will remain at these levels into 2010, and thereafter will decline through the life of the field.

                  The Buzzard field participants have entered into agreements with North Sea infrastructure and pipeline owners that will provide for transportation of the Buzzard production onshore.

                  The other participants in the Buzzard field are Petro-Canada, BG Group and Edinburgh Oil & Gas.

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                  RELATED OPPORTUNITIES

                  Included in the assets being acquired is an approximate 80% interest in the Ettrick field located within 20 kilometres of the Buzzard field. The Ettrick field was discovered in 1981 but has not been developed due to its distance from production facilities. Nexen believes that the production for the Ettrick field will be economic once it can be tied-in to the Buzzard production platform and that production can be brought on stream when there is excess capacity at the Buzzard platform, which Nexen expects to be available commencing in 2010.

                  In addition, EnCana UK holds other prospective acreage near the Buzzard and Ettrick fields.

                  SCOTT AND TELFORD FIELDS

                  EnCana UK holds a 41.0% interest in the Scott field and a 54.3% interest in the Telford field and is the operator of both fields. EnCana UK acquired its interest in the Scott and Telford fields in a series of acquisitions from January 2000 through early 2004. The Scott and Telford fields are located approximately 188 kilometres northeast of Aberdeen, Scotland in 140 meters of water.

                  The Scott field was discovered in 1987 and commenced production in 1993. The Telford field was discovered in 1991 and commenced production in 1996. The Scott and Telford fields are currently producing approximately 19,000 boe/d net to Nexen. Crude oil produced from both fields is processed at the Scott production platform, one of the largest in the UK North Sea, and transported onshore via subsea pipelines.

                  The other participants in the Scott field are Amerada Hess, Petro-Canada, Superior Oil, Kerr-McGee and Premier Pict Petroleum, and the other participants in the Telford field are Amerada Hess, Mobil, Petro-Canada, Kerr-McGee and Premier Pict Petroleum.

                  EnCana UK also has various interests in development or exploitation properties located in the vicinity of the Scott and Telford fields, and Nexen believes production can be increased through the Scott platform from these additional drilling and exploitation opportunities.

                  OTHER ASSETS

                  At December 31, 2003 EnCana UK had interests in various full and partial exploration blocks in the UK Central North Sea and held a total land position of approximately 1.9 million gross acres (approximately 740,000 net acres). Interests range from 8.2% to 100%.

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TRANSPORTATION AND MARKETING

                  The U.K. North Sea has a well developed subsea transportation infrastructure which is expected to allow both present and anticipated future production to be efficiently transported onshore to refineries and gas processing facilities located in the United Kingdom.

                  Nexen will market its North Sea production post-closing. Nexen currently is one of the largest marketers of crude oil and natural gas in Canada.

SHARE PURCHASE AGREEMENT

                  On October 28, 2004 Nexen Energy Holdings International Limited, a wholly-owned subsidiary of Nexen, and EnCana (U.K.) Holdings Limited, a wholly-owned subsidiary of EnCana, entered into the Share Purchase Agreement pursuant to which Nexen will acquire EnCana UK for a cash purchase price of US$
2.1 billion, subject to adjustments for certain working capital accounts and interest. Nexen has provided EnCana with a US$200 million deposit as exclusive liquidated damages if closing does not occur due to failure by Nexen.

                  The scheduled closing date is December 1, 2004. The conditions to the closing of the acquisition are that the transaction be approved by the U.K. Department of Trade and Industry and that no material adverse change occur prior to closing relating to significant destruction or damage to the Buzzard facilities being constructed or the current Scott and Telford production and subsea infrastructure.

                  The Share Purchase Agreement contains representations and warranties, indemnities, restrictions on interim operations and other provisions customary for transactions of this type in the United Kingdom. A copy of the Share Purchase Agreement is being filed as Exhibit 2.1 to this report on Form 8-K.

FINANCING OF THE PROPOSED ACQUISITION

                  On October 28, 2004 Nexen arranged committed bridge financing facilities with The Toronto-Dominion Bank in the amount of US$1.5 billion to provide a portion of the purchase price payable for the acquisition and in the amount of US$0.5 billion to fund the development of the Buzzard field. Nexen has available to it cash and additional undrawn and committed credit facilities in amounts sufficient to fund the balance of the purchase price and its development and operating commitments. Nexen may finance a portion of the purchase price by borrowing in the debt capital markets. Nexen anticipates that the debt will be repaid from cash flow and from the proceeds of approximately Cdn. $1.5 billion from the sale of mature assets.

                  The new facilities provide for interest rates, availability of draw-downs, representations and warranties, covenants and other provisions customary for facilities of this type and magnitude. Amounts borrowed under the facilities are required to be repaid at various dates.

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                           FORWARD-LOOKING STATEMENTS

                  Certain statements in this report constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Such statements are generally identifiable by the terminology used such as "intend", "plan", "expect", "estimate", "budget", "outlook" or other similar words.

                  The forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Such factors include, among others: market prices for oil and gas and chemicals products; the ability to explore, develop, produce and transport crude oil and natural gas to markets; the results of exploration and development drilling and related activities; foreign-currency exchange rates; economic conditions in the countries and regions where Nexen carries on business; actions by governmental authorities including increases in taxes, changes in environmental and other laws and regulations; renegotiations of contracts; and political uncertainty, including actions by insurgent or other armed groups or other conflict. The impact of any one factor on a particular forward-looking statement is not determinable with certainty as such factors are interdependent upon other factors, and management's course of action would depend on its assessment of the future considering all information then available. Any statements as to possible commerciality, development plans, capacity expansions, drilling of new wells, ultimate recoverability of reserves, future production rates, cash flows and changes in any of the foregoing are forward-looking statements.

                  Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, no assurances can be given as to future results, levels of activity and achievements. Readers should also refer to Items 7 and 7A in Nexen's 2003 Annual Report on Form 10-K for a further discussion of the risk factors.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

2.1 Share Purchase Agreement, dated October 28, 2004, by and between EnCana (U.K.) Holdings Limited and Nexen Energy Holdings International Limited. The annex to the Share Purchase Agreement has not been filed herewith. The registrant agrees to furnish a copy of the omitted annex to the Securities and Exchange Commission upon request.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: November 3, 2004

                                   NEXEN INC.


                                   By:    /s/ Rick Beingessner
                                          ----------------------------------
                                   Name:  Rick Beingessner
                                   Title: Assistant Secretary


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                                  EXHIBIT INDEX

EXHIBIT     DESCRIPTION
-------     -----------

2.1 Share Purchase Agreement, dated October 28, 2004, by and between EnCana (U.K.) Holdings Limited and Nexen Energy Holdings International Limited. The annex to the Share Purchase Agreement has not been filed herewith. The registrant agrees to furnish a copy of the omitted annex to the Securities and Exchange Commission upon request.